U.S. SECURITIES AND EXCHANGE
 COMMISSION
 Washington, D.C. 20549
FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): June 2, 2016
Concierge Technologies, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	000-29913	95-4442384
(state of I.D. Number)	(Commission File Number)	(IRS Employerincorporation)
----------------------------------------------------

(Address and telephone number of registrant's principal
executive offices and principal place of business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

This Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of Concierge Technologies, Inc. (the “Company”) filed on June 8, 2016 (the “Original 8-K”), regarding the stock purchase agreement (the “Stock Purchase Agreement”), entered into on May 27, 2016, by and among the Company, Brigadier Security Systems (2000) Ltd. (“Brigadier”), and each of the shareholders of preferred and common stock of Brigadier. The Stock Purchase Agreement closed on June 2, 2016.
The sole purpose of this Amendment is to provide the financial statements and pro forma information required by Item 9.01 of Form 8-K, which were excluded from the Original 8-K in reliance on paragraphs (a)(4) and (b)(2) of Item 9.01 of Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by this item are contained in Exhibit 99.1 and 99.2 to this Amendment and are incorporated herein by reference.

(b) Pro forma financial information.

The pro forma financial information required by this item is contained in Exhibit 99.3 to this Amendment and is incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description
99.1	Financial Statements of Brigadier Security Systems (2000) Ltd. For the Years Ended October 31, 2015 and October 31, 2014.
99.2	Condensed Interim Financial Statements of Brigadier Security Systems (2000) Ltd. For the Three and Six Months Period Ended April 30, 2016.
99.3	Pro Forma Financial Information of Concierge Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Concierge Technologies, Inc.

Date: August 11, 2016	By:	/s/ Nicholas Gerber,
Nicholas Gerber, Chief Executive Officer